Exhibit 10.2

8MLimited Date: 28 March 2023 Loan Application No.: Ta Yang Group Holdings Limited 22/F, H Code 45 Pottinger Street Central HK Attn : Mr. Li Jiu Hua Dear Sirs, Re: Ta Yang Group Holdings Limited (the "Bon - ower") Uncommitted Revolving Term Loan Facility (the "Facility") With reference to your application for an Uncommitted Revolving Term Loan Facility (the "Facility"), we are pleased to confirm that your application has been approved subject to the terms and conditions set out in this facility letter. 1. Advance: Any advance or drawings made or to be made by the Lender to the Bonower under the Facility 2. Borrower: Ta Yang Group Holdings Limited, a company incorporated in the Cayman Islands under limited liability 3. Lender: 8 M Limited, a company incorporated in Hong Kong under limited liability (CI no .: 2485024 , money lender's licence no .: 2314 / 2022 ) with its registered office at Room 9 , 11 /F, Hang Bong Commercial Centre, 28 Shanghai Street, Jordan, Kowloon . 4. Guarantor: 5. Facility: 6. Facility Amount: 7. Purpose: 8. Security: 9. Documentation: Lyton Maison Limited, a shareholder of Ta Yang Group Holdings Limited An uncommitted revolving term loan facility. HK$!90,000,000 (Hong Kong Dollars One Hundred and Ninety Million) To provide the Borrower with working capital for its business only and no other purposes whatsoever. The Guarantor shall execute a Guarantee in substantially the form set out in Appendix B hereto (if applicable). The Facility shall be governed by the terms of this facility letter and such other loan and security documentation in form and substance reasonably

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satisfactory to the Lender as advised by its legal counsel from time to time. 2 10. Cost and Expense: The Borrower shall within (i) seven (7) business days after an EOD Notice (as defined hereinafter in paragraph 17 below) given by the Lender, or (ii) fourteen (14) days following a demand in writing given by the Lender (other than an EOD Notice), pay to the Lender the amount of all principal and interest, together with fees, costs and expense (including legal fees on indemnity basis) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under any Finance Documents . 11. Arrangement Fee: 12. Interest Rate: 13. Drawdown: 14. Final Maturity Date: Not applicable. 24% per annum for each Advance made under each Individual Drawdown Notice with repayment of interest only. Interest will accrue on each Advance and each payable by monthly interest instalments after one month commencing from each drawdown on the basis of actual number of days elapsed and a year of 365 days . In any event, payment of interest shall not be later than the Final Maturity Date . The Borrower shall pay such interest to the Lender . Upon submission of the loan application(s) by the B 01 Tower, the Lender shall inform the Borrower whether it approved, declined and give reply as soon as possible but in any event within seven (7) business days . Each Advance should be subject to a minimum of HONG KONG DOLLARS ONE MILLION (HK $ 1 , 000 , 000 ), and an Individual Drawdown Notice (in substantially the form set out in Appendix A hereto) shall be executed by the Bonower upon each drawdown . Each Individual Drawdown Notice shall be subject to the terms and conditions of the Facility unless otherwise agreed . For the purpose of this facility letter, "business day(s)" means a day (other than a Saturday, Sunday, public holiday or a day on which a tropical cyclone warning no . 8 or above is hoisted or remains hoisted between 9 : 00 a . m . and 12 : 00 noon and is not lowered at or before 12 : 00 noon or on which a "black') rainstorm warning is hoisted or remains in effect between 9 : 00 a . m . and 12 : 00 noon and is not discontinued at or before 12 : 00 noon) on which licensed banks in Hong Kong are open for business . The final maturity date is eighteen (18) months from the date of this facility letter . In the event that the Lender intends not to renew the Facility thereafter, the Lender shall give not less than one (1) month's prior notice in writing to the Borrower before its expiry . In case of any renewal, the terms and conditions of the Facility shall be reviewed annually and to be agreed by the Lender and the Borrower .

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15. Prepayment: 3 16. Conditions Precedent I) If the Borrower wishes to prepay all or any part of the principal outstanding on any part of the Facility, a prior written notice of not less than seven (7) days specifying the amount to be prepaid and the proposed date of prepayment shall be given to the Lender . Any amount prepaid by the Borrower shall be available for re - borrowing under the Facility subject to the terms and conditions of this facility letter . The Loan will only be available for the first drawing by the Borrower subject to satisfaction of all the following conditions precedent : a) receipt by the Lender, not later than 11 : 00 a . m, on a business day which is at least five (5) business days before the Drawdown Date (or the date and time otherwise specified below or such shorter length of notice as the Lender may agree), of all the following documents and evidence in form and substance satisfactory to the Lender in all respects from the Borrower : i) the duplicate of this Loan Agreement, duly countersigned by the Borrower ; the duly executed guarantee by Lyton Maison Limited in substantially the form set out in Appendix B hereto ; its Business Registration Certificate and address proof (to be certified by a solicitor or an accountant) ; any other documents that may be required by the Lender ; all representations and warranties made by the Bo 1 Tower in this Loan Agreement shall be true and correct with the same effect as though made on and as of the Drawdown Date with reference to the facts and circumstances then existing ; and no Event of Default shall have occurred on or before the Drawdown Date . ii) iii) iv) v) vi) The conditions precedent set out above are inserted for the sole benefit of the Lender which may be waived in whole or in part, and with or without conditions by the Lender, in its discretion . 2) The Loan will only be available for subsequent drawing(s) by the Borrower subject to satisfaction of all the following conditions precedent : a) all representations and warranties made by the Bonower in this Loan Agreement shall be true and correct with the same effect as though made on and as of the Drawdown Date with reference to the facts and circumstances then existing ; and b) no Event of Default shall have occurred on or before the Drawdown Date . The conditions precedent set out above are inserted for the sole benefit of the Lender which may be waived in whole or in patt, and with or without conditions by the Lender, in its discretion . 3) Pmsuant to the terms and conditions of this loan agreement, once the Lender has received the duly executed Drawdown Notice in the format provided in

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Appendix A, the Lender shall disburse the loan amount at the Borrower's designated account pursuant to the Borrower's instructions . A duly executed Drawdown Notice is irrevocable once it is received by the Lender . 4 17. Events of Default: 1 ) The following events are events of default ("Event(s) of Default") upon the occurrence of any of which the Lender may, by a seven (7) business days' prior notice in writing to the Borrower ("EOD Notice"), demand immediate repayment of the aggregate outstanding of the Advance, interest and fees payable under the Facility : - 2) any of the repayments (or any part thereof) or any other payments due under the Facility is not paid on the due date [and the Borrower does not remedy such default within ten (10) days after receipt of written notice from the Lender requiring it to do so] ; or 3) the Borrower shall have a statutory demand of debt made against it and does not have it discharged or satisfied within fourteen (14) days or become insolvent ; or 4) (if applicable) a petition is presented or an order is made or an effective resolution is passed or analogous proceedings are taken and not dismissed within fomteen (14) days, for the liquidation of the Borrower (save where the liquidation of the Borrower is made for the purposes of an amalgamation, merger or reconstruction the terms whereof have previously been approved by the Lender in writing) ; or 5) the Borrower convenes a meeting for the purpose of making, or proposes and/or enters into, an arrangement or composition for the benefit of its creditors ; or 6) there occurs any material adverse change in the financial condition of the Borrower which would, in the opinion of the Lender, prevent the Borrower from performing, in any material respect, its obligations under this facility letter ; or a) legal proceedings have been instituted or commenced against the BmTower in Hong Kong or elsewhere in which judgment was granted against the Borrower and which judgment had not been or were not being appealed against and had not been satisfied within fomteen (14) days ; or b) any enforcement proceedings in pursuance of any judgment, decree or order have been instituted or commenced against the Borrower in Hong Kong or elsewhere and which judgment decree or order had not been or were not being appealed against and had not been satisfied within fourteen (14) days ; 7) there shall be any material breach of any of the terms and conditions contained in this facility letter and/or, any Individual Drawdown Notice by

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the Borrower . 8) Without prejudice and in addition to any other remedies which the Lender may have, fo 1 thwith upon the expiry of ten (I 0 ) business days after the Lender has given the EOD Notice to the Borrower : - a) the Facility or the balance thereof after any repayment made pursuant to this facility letter has been taken into account together with interest thereon until payment in full shall become immediately due and the Borrower shall be liable for the payment of the Facility and interest forthwith ; and b) the Borrower shall on demand pay to the Lender all expenses, charges and costs (including legal costs calculated on a full Indemnity basis) incU 1 Ted and/or be inc 1 med by the Lender in recovering or attempting to recover the Facility, interest thereon and all other moneys payable under the Finance Documents . 9) Any demand or notice by the Lender shall be deemed to have been sufficiently given or made if left at or sent by prepaid post, addressed to the Borrower at its last known address provided to the Lender and shall be conclusively deemed to have reached the addressee when left at the address to which the demand or notice has been sent or within twenty - four (24) hours after posting (as the case may be), and, in proving Such service, it shall be sufficient to prove that the notice or demand was properly addressed and properly left or posted as the case may be . 10) Without prejudice to the above, the Borrower hereby covenants with the Lender that any change in its correspondence address shall be notified to the Lender by a notice in writing within seven (7) days from the date of such change giving full particulars of the new correspondence address . 11) Time shall in every respect be of the essence of the agreement contained in this facility letter . 12) No failure or delay by the Lender in exercising any right or power under the provisions hereof shall impair such right or power or be construed as a waiver thereof ; nor shall any single or partial exercise of any such right or power preclude the exercise of any other right, power or privilege . The Borrower shall pay principal, interest and other amounts due under the Facility free and clear of all present and future taxes, levies, imposts, duties, charges, withholdings or deductions of any nature, and without any set - off or counterclaim . If the Borrower is required to make any deductions or withholdings on account of any tax, the Borrower shall make such additional payments as are necessary (or deposit a sum equivalent to such additional payments with the Lender) to ensure that the amount received by the Lender would not be less than the net amount which the Lender would have received 5

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had no such deductions or withholding been imposed. 6 18. Representations and Warrants: The Borrower represents and warrants to the Lender throughout the whole term of the Facility and for so long as any amount is outstanding under the Facility that : l) the Borrower has the corporate power and authority to (I) borrow the Facility from the Lender on the terms and conditions herein and (II) give security indemnity/assurance in support of the borrowing of the Facility from the Lender ; 2) the Borrower (I) is duly incorporated and validly existing under the laws of its place of incorporation, (II) has full legal right, capacity, power and authority to enter into the Finance Documents to which it is a party ; 3) the Finance documents, when signed/executed by the Borrower, will constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with the terms herein/therein ; 4) the Borrower's entering into and/or executing the Finance Documents does not and will not violate or exceed any borrowing or similar limit or other power or restriction granted or imposed by any law to which the Borrower is subject or under its Articles of Association (or applicable constitutional documents) ; 5) the Borrower's entering into, exercise of its rights and/or perfmmance of or compliance with its obligations under the Finance Documents does not and will not violate, to any extent or in a manner which has or is likely to have a material adverse effect on its financial condition or operation or cause it to be in breach of any material agreement to which it is a party or which is binding on it or its assets ; 6) any information (written or otherwise) provided by the Borrower in connection with the Facility, including without limitation to the financial condition of the Borrower is/are true, not misleading and accurate in any material respect as of the date of providing it/them ; 7) the Borrower's obligations under this facility letter are direct, unconditional and unsubordinated obligations of the Borrower and rank at least pari passu with all other present and future unsecured borrowings of the Borrower, save as otherwise provided by law ; 8) the Borrower is not in material default under and shall comply with law, statute, regulatio , mortgage, trust deed, agreement or other instrument, arrangement, obligation or duty by which it is bound ; and 9) the representations and warranties contained in subwparagraphs (1) to (8) of

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this paragraph 18 shall be deemed to be repeated and shall remain true and accurate in all material respects as if on each date on which any amount is outstanding under the Facility or any part of the Facility remains available subsisting . 7 19. Termination 20. Oven - iding Discretion: 21. Assignment: I) In the event that the Borrower is to fully satisfy any amount outstanding under this facility letter, the Borrower shall be entitled to, at its sole and absolute discretion, terminate by notice this facility letter, whereupon (i) this facility letter shall become terminated with no further effect whatsoever from the date of such termination notice, and cease to be binding upon the parties hereto ; (ii) the parties hereto shall mutually release and discharge each other from all obligations, duties, responsibilities, claims and liabilities whatsoever of whatever nature owed to any other party (if any) arising out of or in connection with this facility letter ; and (iii) none of the parties hereto shall have any claims against each other for breach of any provision or otherwise howsoever in connection with this facility letter (save for any antecedent breach of any of the terms and conditions of this facility letter) . 2) The Borrower covenants and undertakes to procure its subsidiaries to observe and comply with the te 1 ms and conditions ofthis facility letter . 3) The Lender and the Borrower hereby unde 1 takes to each other that the entering into and performance by the Lender and the Borrower of this facility letter and the transactions contemplated hereunder to which it is a party do not and will not contravene, conflict with or otherwise violate any law or regulation to which it is subject, including but without limitation to the relevant anti - money laundering laws rules and regulations . 4) The Facility is subject to the Lender's overriding and absolute right to repayment on demand upon the Lender giving an EOD Notice to the Borrower . The terms and conditions herein contained shall be construed and governed by the laws of Hong Kong, and the pruties shall submit to the non - exclusive jurisdiction of the courts of Hong Kong . The Facility is subject to the Lender's overriding and absolute right to repayment on demand upon the Lender giving an EOD Notice to the Borrower . The Lender may assign all or any part of the Lender's rights and benefits under this facility letter or in respect of the Facility to any person after giving the Borrower prior written notice . Such assignment shall take effect as from the effective date specified in the notice . The Borrower may not assign or transfer any of its right under this facility

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letter or in respect of the Facility without the prior written consent of the Lender . The terms and conditions herein contained shall be construed and governed by the laws of Hong Kong, and the parties shall submit to the non - exclusive jurisdiction of the courts of Hong Kong . 8 22. Communications 1 ) Unless otherwise stated, all notices, requests, demands and other communications required to be made or given under the terms of this Agreement or in connection herewith shall be given or made to or upon the other party in writing by hand or by mail and shall be addressed to the other party at the address set out in this Agreement . 23. Governing Law & Jurisdiction : Borrower Address: 22/F, H Code, 45 Pottinger Street, Central HK Email address: siuwa.su@tayanggroup.com Attention: Su Siuwa Lender Address: Room 9, 11/F, Hang Bong Commercial Centre, 28 Shanghai Street, Jordan, Kowloon Email address: redbean33 l@hotmail.com Attention: Ms. Lam Nga Yin 2 ) Any notice issued under this Loan Agreement shall be deemed to have been effectively delivered under the following circumstances : (i) if delivered by hand, it shall be deemed to have been delivered upon delivery ; (ii) if delivered by pre - paid post, or registered post within Hong Kong (by airmail if the recipient's address is outside of Hong Kong), it shall be deemed to have been delivered three (3) days after posting ; and (iii) if sent by email to the recipient's address before 5 : 00 p . m . , it shall be deemed to be effective on the same business day address or on the next business day if it is sent after 5 : 00 p . m .. However, any notice sent by the Borrower to the Lender in the above manner shall be effective only after the Lender has actually received it . This Agreement was negotiated and completed in Hong Kong and shall be governed by and construed in accordance with the laws of Hong Kong, and the parties hereto hereby irrevocably submit to the non - exclusive jurisdiction of the courts of Hong Kong . We state here below your reply to ow· enquiry as to third patty involvement as follows : You have not entered into or signed any agreement with any third party for or in relation to the procuring, negotiation, obtaining or application of the Loan, guat·anteeing or securing the repayment of the Loan (other than any agreement with solicitors instructed by you for the provision of legal services solely) . It is expressly agreed by the parties to this facility letter that a person who is not a patty to this facility letter shall

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not have the right to enforce any term or enjoy any benefit under any term of this facility letter or any other Finance Document pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap . 623 ) under the laws of Hong Kong . If the above terms and conditions are acceptable to you, please signify your acceptance by signing and returning to us the duplicate of this facility letter within three (3) business days from the date hereof, otherwise this offer shall lapse . We hereby declare that the place of negotiation and completion of this facility letter was at Room 9 , 11 /F, Hang Bong Commercial Centre, 28 Shanghai Street, Jordan, Kowloon . 9 .............. · re(s) Name: Authorized signatory For and on behalf of SM Limited Date18 MAR 2023 After due and careful consideration of the contents of this facility letter, we agree to accept the Facility and shall Authorised Signatory For and on behalf of Ta Yang Group Holdings Limited Date2 8 MAR 2023

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Appendix A FORM OF INDIVIDUAL DRAWDOWN NOTICE 10 Date: [ To: 8M Limited Re: Uncommitted Revolving Term Loan Facility under Loan Application No.[ J dated [ J 2023 We refer to the above Facility Letter dated [ ] and hereby give you notice that we wish to make a drawing of HKD 190 , 000 , 000 on [date] for working capital purpose, which sum shall be payable to us or to om order as follows : - Name Bank Account Number We certify and confirm that: - (a) the representations and warranties contained in the Loan Application (paragraph 18), repeated with reference to the facts and circumstances subsisting at the date of this notice, remain trne and correct; (b) no Event of Default (paragraph 17 of the Loan Application) has occurred and/or is continuing; and (c) Lyton Maison Limited has executed a guarantee in favom of you. Terms defined in the Loan Application have the same meanings when used in this notice and we shall continue and remain bound by the terms and conditions of the Facility Letter . Yours faithfully, Li Jiu Hua Authorized Signatory For and on behalf ofTa Yang Group Holdings Limited Date:

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AppendixB Guarantee 11 THIS GUARANTEE is made the BETWEEN: - day of 2023 (1) Lyton Maison Limited, a company incorporated in[•] whose registered office is situated at [address] called ("the Guarantor") of the one part; and (2) SM LIMITED, a company incorporated in Hong Kong (Hong Kong Company No . 2485024 ) whose registered office is situated at Room 9 , 11 /F, Hang Bong Commercial Centre, 28 Shanghai Street, Jordan, Kowloon ( 1 1 the Lender") of the other part . WHEREAS: - (1) By the Facility Letter (hereinafter called 11 Facility Letter 11 ) bearing the same date herewith and made between Ta Yang Group Holdings Limited (hereinafter called 11 the Borrower 11 ) of the one part and the Lenders of the other part for securing a drawdown granted or to be granted from time to time by the Lender to the Bon·ower and interest thereon ; (2) It is one of the terms of the granting of such loan that the Guarantor shall execute a Guarantee in respect of and for securing the obligations of the Bon - ower under the Facility Letter, and this Guarantee is accordingly supplemental to the Facility Letter . (3) This Guarantee is given by the Guarantor in favour of the Lender as security for the moneys, obligations and liabilities hereinafter referred to . NOW IT IS HEREBY AGREED as follows : - 1. (i) In consideration of the Lenders agreeing to make advances pursuant to the Facility Letter to the Borrower at the request of the Guarantor, the Guarantor hereby guarantees, unconditionally and irrevocably, payment to the Lenders in the sum of not exceeding HK . $ 190 , 000 , 000 which are now or may at any time hereafter be or become from time to time due, owing or incurred to the Lender anywhere from or by the Borrower under the terms of the Facility Letter or any incidental/supplemental documents together with interest to date of payment at such rates and upon such terms as may from time to time be payable by the Borrower on the said sum, and all expenses (including legal and other costs on a full indemnity basis) howsoever incurred by the Lender in relation to this Guarantee . (ii) Any statement of account purporting to show the amount due from the Borrower under the terms of the Facility Letter, this Guarantee or otherwise signed as correct by any duly authorised officer of 8 M Limited who is the Lender shall be conclusive evidence as against the Guarantor of the amount so due . 2. This Guarantee shall be a continuing secmity and shall cover and secure the ultimate balance from time to time owing to the Lender by the Borrower on the said sum and on each separate account or in any manner whatsoever notwithstanding the banlauptcy, liquidation, incapacity or any change in the constitution of the Borrower or the settlement of account or other matter whatsoever . 3. Should any purported obligation of the Borrower, which if valid or enforceable would be the subject of this Guarantee, be or become wholly or in part invalid or unenforceable against the Borrower by reason of any defect in or insufficiency or want of powers of the Bon - ower or irregular or improper purported exercise thereof or breach or want of authority by any person pmporting to act on behalf of the Borrower or because the Lender's rights have become barred by reason of any legal limitation, disability, incapacity or any other fact or circumstance whether or not always known to the Lender or if for any other reason whatsoever the Borrower is not or ceases to be legally liable to discharge any money, obligation or liability undertaken or purported to be undertaken on its behalf the Guarantor shall nevertheless be liable to the Lender (notwithstanding the avoidance or invalidity of any assurance, security or payment on any ground whatsoever including (without limitation)

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avoidance under any enactment relating to liquidation) in respect of that purported obligation or liability as if the same were wholly valid and enforceable and the Guarantor was the principal debtor in respect thereof . The Lender is not to be concerned to see or enquire into the powers of the Borrower or its officers, employees or agents purporting to act on its behalf . The Guarantor hereby agrees to keep the Lender fully indemnified against all damages, loss, costs and expenses arising from any failure of the Borrower to car 1 y out any such purported obligation . 12 4. (i) The Guarantor declares that it has received no security for giving this Guarantee and agrees that should any such security be created while any money, obligation or liability, payment whereof is hereby guaranteed, remains undischarged any such security shall be forthwith pledged or sub - pledged to the Lender to secure the obligations of the Guarantor hereunder and shall forthwith be deposited with the Lender accordingly . The Guarantor agrees that if default is made in observing the preceding provisions of this Clause, any security taken in contravention and all moneys at any time received in respect thereof shall be held in trust for the Lender as secmity for the liability of the Guarantor to the Lender hereunder . (ii) The Guarantor agrees that the Lender shall be entitled at any time (subject to the giving of notice) to set off or transfer any moneys standing to the credit of the Guarantor in any account (whether current, deposit or of any other nature whatsoever and whether subject to notice or not) in any currency against the liability of the Guarantor under this Guarantee and shall have a lien on and be entitled to retain as security for the liabilities of the Guarantor hereunder any cheques, drafts, bills, notes or negotiable or non - negotiable instruments and any stocks, shares or marketable securities and goods and chattels of all kinds of the Guarantor from time to time deposited with the Lender whether held for safe custody or otherwise . 5. (i) This Guarantee shall apply to the ultimate balance owing by the Borrower to the Lender and, until all moneys, obligations and liabilities mentioned in Clause 1 hereof have been paid, discharged and satisfied in full (which expression shall not embrace payment of a _dividend in liquidation or bankruptcy of less than one hundred per centum ( 100% )), the Guarantor waives all rights of subrogation and agrees not to demand or accept repayment in whole or in part of any loans or advances then or thereafter due to the Guarantor from the Borrower or to demand or accept any security in respect thereof or to assign the same or charge the same as security or to take any step to enforce any right against the Borrower or to claim any set - off or counter - claim against the Borrower or to claim or prove in competition with the Lender or have the benefit of any share in any payment or composition from the Borrower or any other person or in any other guarantee now or hereafter held by the Lender . (ii) Any money received by virtue of or in connection with this Guarantee may be placed to the credit of an interest bearing suspense account with a view to preserving the rights of the Lender to prove for the whole of its claims against the Borrower in the event of any proceedings in or analogous to liquidation, composition or arrangement . (iii) Any release, discharge or settlement between the Guarantor and the Lender shall be conditional upon no security disposition or payment to the Lender by the Borrower, the Guarantor or any other person being avoided or reduced pmsuant to any provisions or enactments relating to bankruptcy, provisions or enactments relating to bankruptcy, liquidation or insolvency and the Lender shall be entitled to retain any security held for the liability of the Guarantor hereunder for a period of seven (7) months after the payment, discharge or satisfaction of all moneys, obligations and liabilities that are or may become due, owing or incurred to the Lender from the Borrower or in the event of a bankruptcy petition or the commencement of winding - up for such further period as the Lender may determine and to enforce this Guarantee against the Guarantor subsequently as if such release, discharge or settlement had not occurred . (iv) All payments under this Guarantee shall be made to such account of the shall be grossed up withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Government or any political subdivision or taxing authority they shall not be less than the payment provided for under this Guarantee . 6. A demand shall without prejudice to any other effective mode of making the same be deemed to

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have been sufficiently made hereunder on the Guarantor if left or sent by prepaid post (and by ainnail if from abroad) to the Guarantor in Hong Kong at its registered office or last known place of business or at the address abovementioned and shall be assumed to have reached the Guarantor in the course of post and in proving such service it shall be sufficient to prove that the demand was properly addressed and posted . 13 7. If any one or more of the provisions of this Guarantee or any part or parts thereof shall be declared or adjudged to be illegal, invalid or unenforceable under any applicable law, such illegality, invalidity or unenforceability shall not vitiate any other provisions of this Guarantee and this Guarantee shall be construed as if such illegal, invalid or unenforceable provisions were not contained herein . 8. No act or omission by the Lender pursuant to this Guarantee shall affect its rights, powers and remedies hereunder or any further or other exercise of such rights, powers of remedies . 9. The Guarantor may not assign or transfer any rights or obligations of the Guarantor hereunder . The Lender may assign any of its rights hereunder to a person in whose favour it has made an assignment of all or any of the credit facilities granted by the Lender to the Borrower . IO . In this Guarantee : - (i) The expression 11 the Lender" where admits shall include the Lender's title and/or assign to the intent that this Guarantee shall be enforceable notwithstanding any change in the name or constitution of the Lender or its successors or assigns or the absorption of or amalgamation with or the acquisition of all or any part of its undertakings by any other company . The expression "the Guarantor" where the context admits shall include the Guarantor's personal representatives and his successors in title and/or assigns. The expression "this Guarantee" shall be construed as including and extending to any separate or independent stipulation or agreement herein contained. (i) The liability and obligations of each Guarantor (if more than one) are several but not joint. Each Guarantor shall be bound even though any other Guarantor or any other person intended to be bound by this Guarantee is not. The Lender shall be entitled to deal separately with a Guarantor on any matter, including the discharge of the liability of that Guarantor to any extent, without affecting the liability of any other Guarantor . (iv) No Guarantor shall be entitled to the rights or remedies of a surety as regards the liability or obligations of another Guarantor. 12. Upon payment in full of all moneys, obligations and liabilities from time to time hereby guaranteed and subject to the provisions of Clause 5 (iii) hereof this Guarantee shall be returned to the Guarantor . 13. This Guarantee shall be governed by, and constrned in accordance with, Hong Kong Special Administrative Region law and the parties hereto hereby irrevocably submit to the non - exclusive jurisdiction of the Courts of Hong Kong Special Administrative Region . IN WITNESS whereof the Guarantor have duly executed this Guarantee the day and year first above written. SIGNED SEALED and DELIVERED by ], the Guarantor in the presence of: - (ii) (iii) II. (ii) (iii)

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Dated the 14 day of 2023 LYTON MAISON LIMITED (Guarantor) in favour of SM LIMITED (Lender) *********************************************** GUARANTEE oftheliabilities of TA YANG GROUP HOLDINGS (Borrower) ***********************************************

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**Memorandum and Summary to the Agreement of the Loan**

(a) *Name and address of the Money Lender*

8M Limited, whose address is Room 9, 11/F, Hang Bong Commercial Centre, 28 Shanghai Street, Jordan, Kowloon

(b) *Name and address of the Borrower*

Ta Yang Group Holdings Limited, whose address is 22/F, H Code, 45 Pottinger Street, Central HK

(c) *The amount of the principal of the Loan*

HK $190,000,000 (Hong Kong Dollars One Hundred and Ninety Million)

(d) *Date of making of the Facility Agreement*

Drawdown noticed dated pursuant to the Facility Letter dated 28 March 2023.

(e) *Date of making of the Loan*

The Loan of HK$190,000,000 shall be advanced on .

(f) *Terms of repayment of the Loan*

18 months from the date of making the loan. Early repayment or partial repayment is allowed.

(g) *The form of security for the Loan, if any*

A guarantee to be executed by Lyton Maison Limited of HK$190,000,000

(h) *Interest rate*

APR: 24%

(i) *Declaration as to the place of negotiation and completion of the agreement for the Loan*

Room 9, 11/F, Hang Bong Commercial Centre, 28 Shanghai Street, Jordan, Kowloon

(j) *A summary of the provisions of Part III and Part IV of the Money Lenders Ordinance*

As required under Section 18(1)(b) of the Money Lenders Ordinance (Chapter 163

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of the Laws of Hong Kong), a copy of Summary of the provisions of Part III and Part IV of the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) per Schedule 3 of the Money Lenders Regulations is attached. 16 Signed and ackn wledged Receipt by the Borrower Li Jiu Hua Authorized Signatory For and on behalf of Ta Yang Group Holdings Limited Date: 2 8 MAR 2023

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Outstanding of Principal Total Payment Principal Repayment Interest Due Due Date Instal ment . 17 Repayment Schedule Re: Memorandum and Summary to the Agreement of the Loan dated [ I Loan Amount: Interest Rate: Repayment Period: HKl 90,000,000 Twenty - four per cent. (24%) per annum 18 months from the Drawdown Date Acknowledged and Accepted by the Borrower Li Jiu Hua Authorized Signatory For and on behalf of Ta Yang Group Holdings Limited Date:

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Summary of Money Lender Ordinance 18 :l&:fl),,{Jij9! P,f""fffiJU® {f.& - !Jt,A. 191/) )di ' J.tfW - inJ'r. if!tflJblil® ::fj;l$J 1./tm: ' ff!1],,t.,lffll \ Vf • - :slfz3p J® - t!li5t • :/m l!lJ 'ff! lffl (f.& - !Jt,A. i9JJ) fm >( • FORM OF SUMMARY OF PROVISIONS OF THE ORDINANCE TO BE INCLUDED IN OR ATTACHED TO A NOTE OR MEMORANDUM OF A LOAN AGREEMENT . The provisions of the Money Lenders Ordinance summarised below important for the protection of all the parties to a loan agreement, and should be read carefully . The summary is not part of the law, and reference should be made to the provisions of the Ordinance itself in case of doubt . : ,fs : {rtJJUffi IB{ 3 iU : “ l ffl!r $ - n 5 r(l - " . {'Fi “ l ) fye $ / ; _J/cY/ . J E • 'ffii : fr iFYCflihilffi ; Ji : J ; ,( 4 ij!jji[J T , I : Mz 1 “ 1 i'!l'iFYC - " . !r $ - tailffift : “ li'Jtt 1 / ; _J 7 7 'i : P'JEt/r $ ' † !HfJi',xJJ"! lflZ . fflj • tE ntailffi a , Jl"!# E ss - 10 tailffi fi \ li † ,c fcJ2fs:tt - f:fr£ rf'!l'Ji',xA • fi \ li † cJJ"!t'ti n * t iFYCEIS aiffi ll,U Summary of Part III of the Ordinance - Money lenders transactions - filJ'c5Ji:!)fye{ltiFY,C {ii1 - 1iiiir;:c \ :EtfU$ • ;ic: r,.g: J:M!JliiJEBS ilffi::ic:i' T JJ31lU1 \ l \ fr, ioJ 5lM1a£i: \ J::ic:'ittU1 \ l \ fr tailffi Section 18 sets out the requirements relating to loans made by a money lender . Every agreement for a loan must be put into writing and signed by the borrower within 7 days of making the agreement and before the money is lent . A copy of the signed note of the agreement must be given to the borrower, with a copy of this summary, at the time of signing . The signed note must contain full details of the loan, including the terms ofrepayment, the form of security and the rate of interest . An agreement which does not comply with the 2 fs : { 1 JUffi 19 { inJE' 3 /D{'!l'Ji',xAJ - : lrc : “ lt!' lm : Y&ITT' . ffi 003 zfmyf 11 ,JlifjJf ffl' JlUJJS< : {f,A_ ; ffil# llKf'll'iFYCAtE iFYCflih iii ""f 8 $1;_)if '55t ( † tc5 E ii iFYC ),Jl ¥UWl!l!W!P# ¥UWJsl;_J;f',x)Jl&fU$)$1;_J £slf/:t!'iE2fs:&iU2fs: - i:fr£ rffiiFYCA • {'!l';f',x)._;j',[t[ i - \ 5W4isl;_J/i'iU2fs:J: ax :¥ • '?z:iGE£145<:¥U £sWt!'BSiE2fs:' :Mz# £1:i/DJft asl;_J £sW'iiiU2fs:X:@l 155<:flA • mflAJlU;ffiltEW £slf/:'il msstali11'HIWJFJl{ii1 - \ i {:frE:x:.@ l

18

requirements will be unenforceable, except where a court is satisfied that it would be unjust not to enforce it . 19 il%alf'l!!riU:if: O :it0J'ill:iiA::f!Wl'JJ¥ > n JiHBW O :itD{'!'iJ,J()s_Jitf:: \ 3lm >J<:' /ill: iiAJJ';f'!{: \ 1jftW † f \ 7f: )f,J(:J':f ffl!.%W{:iK mcl':f fflaSff - fiirx:f - '!'llSiU:it: 0 @_tm >J<:' ::ffal, \ :f:E - @J=j pgJitf:: \ iEB:l&i - 0 J'ill:iiA:itDi! \ \ JE:frll![El3ffij;9_cl':fj!U \ \ l:if:lfil: /ifimill;J :;)<:j'jfEI' ffe!U::ffal, \ 4Jl:l&1:E >1<:59.cl':f!W,l'h¥JtJlFsiilS;fU, \ l!, 0 :it:i!IRiJIJm 20 f!/RgJ J , E i Ff*mA!lf Section 19 provides that a money lender must, if requested in writing and on payment of the prescribed fee for expenses, give the original and a copy of a written statement of a borrower's current position under loan agreement, including how much has been paid, how much is due or will be due, and the rate of interest . The borrower must endorse on the copy of the statement words to the effect that he has received the original of the written statement and return the copy as so endorsed to the money _j_(zrF3iU8yN JJ'l !'ffl& Ml X lender. The money lender must retain the 8 copy of the statement so returned during rJt,!'fflil'J a 3 ƒ lill:iiA:it Ƒ JE:fr ll!lEl3 rm 59. cJ':f JI ll l'JJ¥ll!l · & U ::f fal, \ :f:E JJ'l the continuance of the agreement to which that statement relates. If the money lender does not do so he commits an offence. The m >l<: 59. cJ':f .lll'/J1Wl pg5 † 1/llU¥1111' rJ f* 0 money lender must also, upon a request in writing, supply a copy of any document relating to the loan or security . But a request cannot be made more than once per month . Section 20 provides that the surety, unless {'l!im ) ; A , . i † ffe!U;J:f:Eti%i1iii=tf:: \ :/ftill;J 7 'Jc: p,g k - 'rfiKmA - f5J - 8 i'.!Sti%i1i!illi † C, - {5J"{:iKmx3(:it0cl':fi'.il;Jlfti;)&ii - 'F7U;J y{J ƒ rJJ,i'fflB'J a 'l!i' 0 fc Ƒ fiKmA:tE ff fcir Bi} FsiJi ti: \ 'l!i'lm >l<: (::f fal, \ :f:E - @I J=l pgiEB:l&J - ,) J'ill:iiA;f'! - 'r{i!l - f5J" :it:frtf † um 21irtnJ,E f'l!i A.tJ 'l!l'Jmw :li01' % , t oJfil!B;}Xi Jl',J,:&H i!f,J,:B Wl 1.(;.!l:.i'.!SfU,r L fii, l lill:iiA::f fal, \ lzslf'l!i ,.,., 1 - i,:u 3 ,_,.,.,;;;;,,,,,,.rf.""".s - +U3t< 0 ,f,!;/ \ .1.ltflfil;'AIIIJ 1A :X.'fX"'1'1' lill:iiAJD tIB(i'fJtlUI {miiAf!IR{ † ID m 33A(4){(/RJ;J:fiffl01':i - /.l?oJil'J/iJ/:{JiA ].%ilrZ,oJi'.ISU B'J ' ffejij_tiLIJ;{!/RX:::f ffi!tl 0 Interest is not payable for so long as the money lender, without good reason, fails to comply with any request mentioned in this paragraph . :it:f!IR{ † !Jm 221!/Rwll,,lj fffiif ti%i1i:!( Ƒ † JJE;fi:yf'strifU!.%H5E::f>!HJ:frJtJl15 {'.iii > ;f;"J)lj p$ O tlt:7 > fffcir

19

he is also the borrower, must within 7 days of making the agreement be given a copy of the signed note of the agreement, a copy of the security instrument (if any) and a statement with details of the total amount payable . The money lender must also give the surety, upon request in writing at any time (but not more than once per month) a signed statement showing details of the total sum paid and remaining to be paid . The security is not enforceable for so long as the money lender, without good reason, fails to comply . Section 21 provides that a borrower may at any time, on giving written notice, repay a Joan together with interest to the date of repayment, and no higher rate of interest may be charged for early repayment . This provision, however, will not apply where the money lender is recognised, or is 20 ,li! : fjj : !m 1 ff' . @ : ¥ UMrm* 2 {' . tt 1 'J, 1 ',t : rJ"! ; ij 4 j/JliVfil'i : r † 'JfU $ ' : J' . ) - ; Jij p ; t ; ' {_ † JPifjj aJiff' . @ : ' * - /lJ@tl'l 2 fs : 1 fi'll'B : fr&fU, , ; ij 4 J[Jfl( . !'/!fU ' {J'lfU $ :: ff{ \ \ tt 59 .: fsf ttliXti'l'il!r 55 i' . l' ; WJtf'Jtr'JfU $ ; {J'lro 5 t : Mfet f'l • fjj : i(Dlzsl :: f 1 - - f,@j - : ,js : { ; !'J! . ' . @ : fm . 1 ; ',, p ; t ; i \ ft :: f 03 ¥ ' JlUaJ"& ; ffJ {S p)t : fjj : i : ll'Bl'iJZll'B : fr,@j - $ 0 ;$:{ 1'1U 23 { itl!:BJ'l , J/D1i51:fit.AttiffJI "'"""',.,t"'""B “ * - +"'"""'"""',.,1"'""'B “ *. “ .l'i'i R;;fA 1JjJ - :1"!¼:f>CX..Jas!.;;fy \ :1;,r;;nff. - :f" /f',,.x:R :fsf#5'j! 1 , 1 JlUW 1i51:Ji.AlHJ'z:tr'J ,li \ :ta & i.':r{ttitl'l{iF<m::ff{ \ \ sjffiU¥t \ ff ; {J'l )(O$/@{]'f f' l t a , l'ilZ{if<m)( Ƒ lzsl;$:{ t.l!.'.<E':fm::fliEsjffiU¥t \ ffi \ ft::f03:JZ , JlUaJ "&;ffJ fjj l'iJZ{iF<mtr'J:i:ll'Bl'iJZll'B:fr aJ':r sjffiU¥t \ ff 0 {1&1Jt.A J) :ffi IV l'lli:fillJ!' - ji fU a member of an association recognised, by $ the Financial Secretary by notice in the Gazette in force under section 33A(4) of the Ordinance. 2fs:{ 1'1Ullft:'/R 2 Hfl:){:I - foJ fJ:fjj :!(Diff Section 22 states that a loan agreement is illegal if it provides for the payment of compound interest, or provides that a loan $ aJ EBJ'z:$ tf ':r P .JJ' I : l , e: '.@: :le: r † 'J il'J Jr I f U $ , JlU::f :fa( \ \ sj ffiU ¥t \ f,f ffiJJJ51:Ji.A:J'.FaJ1.&tft!12 ƒ Jlt:®"r † 'JfU @ 8 i'¥tttr'J ta JlU::f :!!;Ill O f - tm - 1"1 5E'1'J: † 2fs: may not be repaid by instalments . A loan agreement is also illegal if it charges a higher rate of interest on amounts due but not paid, although it may provide for charging simple interest on that part of the ::f &JJt$1,OOO,OOO ti'J0 Ei'J {'):' tlltr'J ,lj \ : l'iJZ{ttll:!(DJ/:1:; ,li \ :ti'J.A,;$:{ i \ ft::f ffl 0 ;$:{ - WU 2s { iff'.@ , tEsjffiU¥t \ ff '1'J: ta sjffiU¥t \ ff '1'J:f*mtr'J5t:!@5t:mt

20

principal and interest outstanding at a rate fjfy;q:i ' giG:j'f{1!fifiJ.:A:ifs:A {:if; † 'l[)._:,js: not exceeding the rate payable apart from ),JP]$JMEf3g ;J'l \ 'Jl;b8;'/ - • $JEaJi:!f /&: any defanlt. The illegal agreement may, fhh1:Jjl'l"J{l/fi,¥,J,: • t(fJl.gt {l/fi,¥,J,: tili3L however, be declared legal in whole or in ::f03:JZ f/J$ r@J(Jiff!f¥1J$:i<Di!ll' . part by a comt if the court is satisfied that if., , 36% J'.z:$1iirfifi † JB'J:J::!:{t!lf!J$ ' it would be unjust if the agreement were p aJ J!i'i. ii/&: l][ El3 lffi ti 5E /&: f/J $ illegal because it did not comply with this ) ' lffi$JE:(:E/iill&fifi1'f'fi!r;£:/&' aJMf 21 section. W:fbb1:JjB'J{l/fi,f'J:'!i:& ' fl!':J::!:fftbb1:Jj ti Section 23 declares that a Joan agreement : f : " 103 ¥ 0 f,t l"] . liUW : IB . l' : ifs ::: fY with a money lender and any security $ 1 , 000 , 000 B'J 05 J{'Fi “ \ B'Ji't,f'J : {')=i “ \ given for the Joan will not be enforceable if : i<DII : ci't,f'J : B'JA • : ,fs : / 1 /fi . Mi .:: fJi : liffl 0 the money lender was unlicensed at the time of making the agreement or taking the security . The Joan agreement or security may, however, be declared enforceable in whole or in prut by a comt if the court is satisfied that it would be unjust if the agreement or security were unenforceable by virtue of this section . Summary of Part IV of the Ordinance - Excessive interest rates Section 24 fixes the maximum effective rate of interest on any Joan at 48 % per annum (the "effective rate" is to be calculated in accordance with the Second Schedule to the Ordinance) . A loan agreement providing for a higher effective rate will be unenforceable and the lender will be liable to prosecution . This maximum rate may be changed by the Legislative Council but not so as to affect

21

existing agreements . The section does not apply to any loan made to a company which has a paid up share capital of not less than $ 1 , 000 , 000 or, in respect of any such loan, to any person who makes that loan . Section 25 provides that where court proceedings are taken to enforce a loan agreement or security for a loan or where a borrower or surety himself applies to a court for relief, the court may look at the terms of the agreement to see whether the terms are grossly unfair or exorbitant (an effective rate of interest exceeding 36 % per annum or such other rate as is fixed by the Legislative Council, may be presumed, on that ground alone, to be exorbitant), and, taking into account all the circumstances, it may alter the terms of the agreement in such a manner as to be fair to all parties . The section does not apply to any loan made to a company which has a paid up share capital of not less than $ 1 , 000 , 000 or, in respect of any such loan, to any person who makes that loan . 22

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To: The Lender We hereby acknowledge that I/we received the above Summary of the Money Lenders Ordinance. 23 Borrower ( {c1 “ JiV - :A) Li Jiu Hua Authorized Signatory For and on behalf of Ta Yang Group Holdings Limited Date: 2 8 MAR 2023

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Disclosure by Borrower as to whether any Third Party is Involved Confirmed by Ta Yang Group Holdings Limited To: 8M Limited Regarding my/our loan application with you, we hereby confirm the followings: - (1) 1/We for procuring, negotiating, obtaining or applying for such a loan, or for guaranteeing or securing the repayment of such a loan, or in connection with such matters, * [Cencluded er entered inte an agreement with a tHird flar - ty ) * have never entered into or entered into any agreement with any third party (the above does not include agreement(s) entered into or entered into by my/our appointed attorneys solely for the purpose of providing legal services) ; *Please delete those that do not apply (2) The name and address of the third party are as follows : Name ofThird Party 1 : Address of Third Party 1 : Name of Third Party 2 : Address of third party 2 : (If the number of third parties is more than two, the proposed borrower shall provide the details of other third parties on a separate sheet and shall sign and date the same on the sheet . ) I/We hereby provide a copy of the agreement(s) I/we have entered into with each third party with the understanding that a copy of such agreement(s) shall be attached to this Loan Agreement. Important Notes: Any person who fraudulently induces a money lender to lend money by false , misleading representations or dishonestly concealing material facts commits an offence . You must fully and honestly disclose the information of the above - mentioned third parties involved in the loan application to protect yom own interests . Signed by the Borrowe 24 Li Jiu Hua Authorized Signatory For and on behalf of Ta Yang Group Holdings Limited

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